EXHIBIT 99.1

[inTEST News Release Letterhead]

inTEST REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS
Second Quarter Net Revenues Exceeded Company Guidance ;
Sequential Increase in Gross Margin and Net Earnings

MOUNT LAUREL, NJ, August 5, 2015 - inTEST Corporation (NYSE MKT: INTT), an independent designer, manufacturer and marketer of thermal management products and semiconductor automatic test equipment (ATE) interface solutions, today announced financial results for the quarter ended June 30, 2015.

Second Quarter 2015 Summary

  Second quarter 2015 bookings were $10.3 million, compared with first quarter 2015 bookings of $11.4 million, and second quarter 2014 bookings of $12.6 million; $2.6 million, or 26%, of second quarter 2015 bookings were derived from non-semiconductor test.
  Second quarter 2015 net revenues were $11.6 million, compared with first quarter 2015 net revenues of $10.2 million, and second quarter 2014 net revenues of $12.3 million; $3.0 million, or 26%, of second quarter 2015 net revenues were derived from non-semiconductor test.
  Second quarter 2015 gross margin was $5.8 million, or 51%. This compares with first quarter 2015 gross margin of $4.9 million, or 48%, and second quarter 2014 gross margin of $6.1 million, or 49%.
  Second quarter 2015 net earnings were $1.1 million, or $0.10 per diluted share, marking inTEST's 23rd consecutive quarter of profitability. This compares with first quarter 2015 net earnings of $438,000, or $0.04 per diluted share, and second quarter 2014 net earnings of $1.4 million, or $0.13 per diluted share.
  Cash and cash equivalents were $23.5 million at June 30, 2015 up 4% from the amount reported at March 31, 2015.

Robert E. Matthiessen, president and chief executive officer, commented, "We again reported solid financial results, increasing nearly all metrics for the second quarter of 2015. On a sequential basis, second quarter net revenues increased by 14% and exceeded guidance. Second quarter gross margin grew by 19%, while net earnings substantially increased by 147%. Net earnings per diluted share grew by $0.06."

inTEST's ongoing diversification strategy of its Thermal Products segment into non-semiconductor growth markets is showing strong results and second quarter operating results are a direct reflection of this. The company's business model is centered on its core market in semiconductor ATE, complemented by an expanded product offering for non-traditional electronics markets that require thermal testing. inTEST has strategically reinforced and expanded its non-semi business such that the company can remain profitable even when there are pauses in the growth rates in the semiconductor market, which the industry is presently seeing.

Mr. Matthiessen continued, "Our inTEST Thermal Solutions (iTS) division recently introduced two new products which were very well received at SEMICON West 2015; the first of which was a pair of benchtop systems for temperature testing integrated circuits (ICs), which include high-watt emitting devices. The launch of the ThermoSpot(R) benchtop product line broadens the temperature forcing solutions available for semiconductor testing from our Temptronic(R) brand of products. IC developers now have the option to test ICs with an efficient direct contact method in addition to the widely used ThermoStream(R) systems that can generate extreme temperatures very fast.

"In addition, our iTS division introduced an environmentally friendly series of Temptronic ThermoStream temperature forcing systems that use one-third less energy with very low audible noise. The ECO Series temperature test systems operate on a low, 20-amp circuit and incorporate our proprietary WhisperStream(TM) technology, providing quiet, smooth-sounding operation at 56 dBA. These portable systems are capable of ultra-low temperatures without the use of liquid nitrogen or liquid carbon dioxide, making them ideal for any temperature test environment. Moreover, the systems provide remote communications and set up, touch screen operation, and a wide-reaching thermal head for easy positioning over the test device."

Mr. Matthiessen continued, "Our long-term objective is to grow and evolve inTEST Corporation into a broad-based industrial test company as we continue to execute on our differentiated product strategy. We aim to be a recognized authority on extreme temperature environments and provide highly engineered, application-specific thermal solutions with timely delivery, and superior quality and reliability." Mr. Matthiessen concluded, "We believe the conditions for our long-term success remain firmly in place and our growth prospects are undiminished."

Third Quarter 2015 Financial Outlook
inTEST expects that net revenues for the third quarter ended September 30, 2015 will be in the range of $9.0 million to $10.0 million and that net earnings will range from $0.03 to $0.07 per diluted share. This outlook is based on the Company's current views with respect to operating and market conditions and customers' forecasts, which are subject to change.

Second Quarter 2015 Investor Conference Call / Webcast Details (Wednesday August 5, 2015 at 4:30 p.m. EDT)
inTEST management will host a conference call the same day at 4:30 p.m. Eastern Daylight Time. The conference call will address the Company's 2015 second quarter financial results, and management's current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company's current or future performance.

The dial-in number for the live audio call beginning at 4:30 p.m. EDT on August 5, 2015 is (815) 680-6269 or (866) 900-9241. The Passcode for the conference call is 85558620. Please reference the inTEST 2015 Q2 Financial Results Conference Call. inTEST Corporation will provide a live webcast in conjunction with the conference call. To access the live webcast, please visit inTEST's website www.intest.com under the "Investors" section.

Second Quarter 2015 Replay Details (Webcast)
A replay of the webcast will be available on inTEST's website for one year following the live broadcast. To access the webcast replay, please visit inTEST's website www.intest.com under the "Investors" section.

About inTEST Corporation
inTEST Corporation is an independent designer, manufacturer and marketer of thermal management products and ATE interface solutions, which are used by semiconductor manufacturers to perform final testing of integrated circuits (ICs) and wafers. The Company's high-performance products are designed to enable semiconductor manufacturers to improve the speed, reliability, efficiency and profitability of IC test processes. The Company's products are also sold into the automotive, consumer electronics, defense/aerospace, energy, industrial and telecommunications markets. Specific products include temperature management systems, manipulator and docking hardware products and customized interface solutions. The Company has established strong relationships with its customers globally, which it supports through a network of local offices. For more information visit www.intest.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events and financial results that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.
Contacts:
inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	lguerrant@guerrantir.com
Tel: 808-882-1467

Tables follow -

SELECTED FINANCIAL DATA
(Unaudited)
(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:
	Three Months Ended			Six Months Ended
	6/30/2015	6/30/2014	3/31/2015	6/30/2015	6/30/2014
Net revenues	$11,559	$12,343	$10,188	$21,747	$21,140
Gross margin	5,846	6,082	4,918	10,764	10,267
Operating expenses:
Selling expense	1,592	1,530	1,487	3,079	2,856
Engineering and product development expense	1,047	887	942	1,989	1,810
General and administrative expense	1,569	1,621	1,807	3,376	3,153

Other income (expense)	21	10	(11)	10	17
Earnings before income tax expense	1,659	2,054	671	2,330	2,465
Income tax expense	579	697	233	812	822
Net earnings	1,080	1,357	438	1,518	1,643

Net earnings per share - basic	$0.10	$0.13	$0.04	$0.15	$0.16
Weighted average shares outstanding - basic	10,472	10,437	10,465	10,469	10,415

Net earnings per share - diluted	$0.10	$0.13	$0.04	$0.14	$0.16
Weighted average shares outstanding - diluted	10,494	10,456	10,484	10,489	10,453

Condensed Consolidated Balance Sheets Data:
	As of:
	6/30/2015	3/31/2015	12/31/2014
Cash and cash equivalents	$23,466	$22,485	$23,126
Trade accounts receivable, net	7,380	6,457	5,034
Inventories	4,019	4,165	3,769
Total current assets	35,779	34,205	32,931
Net property and equipment	1,191	1,234	1,268
Total assets	41,072	39,745	38,738
Accounts payable	1,713	1,908	1,234
Accrued expenses	3,394	3,191	3,114
Total current liabilities	5,350	5,238	4,370
Noncurrent liabilities	-	-	-
Total stockholders' equity	35,722	34,507	34,368

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